Exhibit 10-30-1

                                 FIRST AMENDMENT
                            TO THE UNICOM CORPORATION
                            STOCK BONUS DEFERRAL PLAN


         The Unicom Corporation Stock Bonus Deferral Plan, as amended and restated, effective September 30, 1998, is hereby amended, effective September 30, 1998, as follows:

                                        I

The following is added as flush language to follow paragraph (c) of Article II:

         "Notwithstanding the preceding, an individual who became a Participant under the terms of this Article II and whose employment status changes such that the Participant is no longer an individual described in paragraphs (a), (b) or (c) hereof on the applicable election date (other than a Participant receiving benefits under a severance plan or arrangement sponsored by the Company or an affiliate thereof) shall remain a Participant solely for purposes of a subsequent payment election under Section 3.1(d) in accordance with the terms thereof, and for purposes of Section 5.2."


                                       II

Section 3.1(d) is amended by adding a sentence to the end thereof to read as follows:

         "Notwithstanding the preceding, a Participant whose employment status changes such that the Participant is no longer an individual described in paragraphs (a), (b) or (c) of Article II on the applicable election date (excluding a Participant receiving benefits under a severance plan or arrangement sponsored by the Company or an affiliate thereof) shall be entitled to make subsequent payment elections under this paragraph
         (d) only with respect to amounts deferred while such Participant was an individual described in paragraphs (a), (b) or (c) of Article II."


                                       III

Section 3.2 is amended to read as follows:

         "3.2 Termination of Participation. Each Participant shall remain a Participant until such individual is no longer entitled to benefits hereunder; provided, however, that except as provided under Section 3.1(d), a Participant (i) who is receiving benefits under a severance plan or arrangement sponsored by the Company or an affiliate, (ii) who is, as of any applicable election date, no longer described in paragraphs (a), (b) or (c) of Article II, or (iii) who has had a termination of employment or retired but has not yet received a distribution of his Plan accounts shall not be entitled to make any further deferral elections under the Plan."


                                       IV

Except as herein amended, the Plan shall remain in full force and effect.

         Executed this 30th day of December, 1998.


                                     UNICOM CORPORATION


                                     By: /s/ S. Gary Snodgrass
                                         --------------------------
                                              S. Gary Snodgrass
                                              Senior Vice President